CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of this Amendment 2 to the Registration Statement on Form S-3 (No.333-66931) of Kinder Morgan Energy Partners, L.P. of our report dated March 6, 1998 relating relating to the consolidated financial statements of Mont Belvieu Associates appearing on page F-20 of Kinder Morgan Energy Partners, L.P.'s Annual Report on Form 10-K for the year ended December 31, 1997. We also hereby consent to the incorporation by reference in this Amendment 2 to the Registration Statement on Form S-3 (No. 333-66931) of Kinder Morgan Energy Partners, L.P. of our report dated March 16, 1998 relating to the balance sheet of Kinder Morgan G.P., Inc., appearing in Exhibit 99.1 of Kinder Morgan Energy Partners, L.P.'s Amendment 1 to Form S-4 (No. 333-46709). We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ PricewaterhouseCoopers LLP
------------------------------
PRICEWATERHOUSECOOPERS LLP


Houston, Texas
November 19, 1998